                                                                   EXHIBIT 10.17

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of February 23, 1998, by and between Huck International, Inc., a delaware corporation ("SELLER"), and Prolong Super Lubricants, Inc., a Nevada corporation ("BUYER"). Seller and Buyer are sometimes hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES".

                                R E C I T A L S
                                - - - - - - - -

     A. Seller owns that certain real property located in the City of Irvine, County of Orange, California, and more particularly described on Exhibit "A" attached hereto (the "REAL PROPERTY"), together with the improvements and structures situated thereon (the "IMPROVEMENTS").

     B. Seller currently leases to Buyer, and Buyer currently leases from Seller, the Property (defined below) pursuant to that certain Standard Industrial/Commercial Single-Tenant Lease -- Net by and between Thiokol Corporation (the parent company of Seller), as Lessor, and Buyer, as Lessee, dated September 22, 1997, pursuant to which lease Buyer has an option to acquire the Property from Seller (the "OPTION").

     C. Buyer has exercised the Option to purchase the Property from Seller, and pursuant to the Option, Seller will sell the Property to Buyer, all on the terms and conditions set forth in this Agreement.

     In consideration of the mutual promises set forth in this Agreement, Seller agrees to sell and Buyer agrees to purchase the real property described herein on the following terms and conditions:


     1.    Definitions.  The following capitalized terms shall have the meaning
           -----------
set forth below:

           a. "CONTRACTS" means all management agreements, service contracts, equipment leases, rights to parking spaces, contract rights, transferable warranties and guaranties relating to the operating of the Improvements.

           b. "CONTRACTS AND MISCELLANEOUS INTERESTS LIST" means a list prepared by Seller and agreed to by Buyer of all Contracts and Miscellaneous Interests which will be transferred to Buyer at the Close of Escrow.

           c. "MISCELLANEOUS INTERESTS" shall mean the goodwill of the Property, any and all identification with respect to the

Property, all telephone and facsimile numbers used at the Property as of the date of this Agreement; originals (or copies, where appropriate) of all financial records and files, wherever located, in connection with any of the Real Property, the Tangible Personal Property or the operation of the Improvements; all local, state or federal government approvals, licenses or permits necessary to operate the Improvements as they are operated as of the date of this Agreement; all insurance policies under which Seller is a named insured, including all insurance policies carried by third parties which name Seller as an additional insured, which policies are related to the ownership or operation of the Property; and all claims against any third parties which arose out of, or are in any way related to, the Property or the operation of the Improvements, provided that Seller has neither settled any such claim or brought suit thereon as of the Close of Escrow.

         d.     "PERSONAL PROPERTY" means, to the extent they exist:

                (1) All furniture, fixtures, furnishings, appliances, works of art, machinery, computers, facsimile machines, telephone systems, building supplies, tools, equipment, apparatus and fittings, surveys, plans, specifications, floor plans, and other tangible personal property and technology now or hereafter located in, appurtenant to, or used in connection with the Real Property or Improvements (the "Tangible Personal Property"); and

                (2) All assignable intangible property relating to or used in connection with the Real Property, Improvements or the Tangible Personal Property (collectively, the "Intangible Property"), including, without limitation, Contracts and Miscellaneous Interests.

         e. "PROPERTY" means the Real Property, together with the Improvements and the Personal Property but excluding utility services provided to Seller in Seller's name and relating to the Property. Seller will arrange discontinuance or the transfer of all such utility services effective as of the Close of Escrow. Any costs for the transfer of such utility services shall be paid by Buyer.

         f. "REAL PROPERTY" shall have the meaning ascribed thereto in Recital A, above.

         g. "TANGIBLE PERSONAL PROPERTY LIST" means a list prepared by Seller and agreed to by Buyer of all Tangible Personal Property which will be transferred to Buyer at the Close of Escrow.

     2.     Escrow, Title Insurance and Related Provisions.
            ----------------------------------------------

            a.     Escrow.  Escrow for this transaction ("ESCROW") shall be with
                   ------
Commonwealth Land Title Company ("ESCROW HOLDER"), which is located at 200 West Santa Ana Boulevard, Santa Ana, California 92701 (Attn: Jim Prasch, Escrow Oficer). Concurrent with execution of this Agreement by both Parties, the Parties shall deposit into Escrow a fully signed original, or counterpart originals, of this Agreement. The date of such deposit shall be referred to herein as the "OPENING OF ESCROW" and shall be reported by letter to the Parties by Escrow Holder. The date on which Escrow actually closes and the Property is transferred from Seller to Buyer shall be referred to as the "CLOSE OF ESCROW". Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement, which Agreement, together with Escrow Holder's standard general escrow instructions, if initialled by the Parties and attached hereto as Exhibit "B", shall constitute Escrow Holder's escrow instructions. As
          ----------
between the Parties, if there is a conflict between Escrow Holder's general instructions and this Agreement, this Agreement will control. Close of Escrow for the Property shall be on or before April 30, 1998 ("CLOSING DATE"), unless shortened or extended in accordance with the provisions of this Agreement.

            b.     Prorations.  Ad valorem property taxes for the current fiscal
                   ----------
year, the annual installment of bonded indebtedness, and maintenance assessments imposed by a local government or public agency, if any, shall be prorated as of the Close of Escrow.

            c.     Supplemental and/or Escape Assessments.  Except for the
                   --------------------------------------
assessment installments mentioned in the preceding paragraph, all assessments, deferred agricultural taxes, and/or special taxes, as well as supplemental taxes with respect to improvements completed by Seller as of the date of Close of Escrow, shall be paid by Seller. To the extent such amounts can be identified or reasonably estimated by Escrow Holder they shall be paid (or reserved for payment) from funds otherwise accruing to Seller at Close of Escrow.

            d.     Title Policy.  Seller, at Seller's expense, shall furnish
                   ------------
Buyer with a C.L.T.A. policy of title insurance in the full amount of the purchase price issued by Commonwealth Land Title Company, subject only to those exceptions not objected to by Buyer pursuant to Section 6(a); provided, however, that Buyer may elect to obtain additional extended A.L.T.A. coverage. The cost attributable to such additional extended A.L.T.A. coverage shall be paid by Buyer.

         e.    Escrow Fees. Seller shall pay documentary transfer tax and one-
               -----------
half (1/2) of the escrow fee. All other fees, including recording fees, document preparation fees, and similar costs not specifically allocated in this Agreement shall be divided according to the usual practices of the Escrow Holder.

         f.    Deliveries. Seller and Buyer shall deliver into Escrow those
               ----------
items required in this Agreement to be delivered into Escrow prior to the Close of Escrow, together with such other items as Escrow Holder shall reasonably require in order to close the Escrow.

     3.  Purchase Price. The purchase price for the Property shall be the sum of
         --------------
Two Million Six Hundred Ninety Thousand and no/100 Dollars ($2,690,000.00) (the "UNADJUSTED PURCHASE PRICE"), which shall be paid as set forth in Section 3, below. Seller and Buyer hereby agree that the Purchase Price (defined below) shall be allocated among the Real Property, the Improvements, the Tangible Personal Property and the Intangible Property in the proportion Seller and Buyer agree upon prior to the Closing Date. Notwithstanding the foregoing, in the event that Buyer does not, by the Close of Escrow, utilize its entire tenant improvement allowance of $100,000 provided for in Section 50 of the Lease, the Unadjusted Purchase Price shall be adjusted downward for the amount of such tenant improvement allowance not yet utilized (the "TI CREDIT"). Seller and Buyer shall provide to Escrow Holder, at least one (1) day prior to the Close of Escrow, a joint statement settling forth the dollar amount of TI Credit. Similarly, in the event that Seller has not completed all structural repairs contemplated by Section 51 of the Lease prior to the Close of Escrow, the Unadjusted Purchase Price shall be adjusted downward for the estimated amount of such structural repairs, in an amount (the "STRUCTURAL IMPROVEMENT CREDIT") to be jointly approved by Seller and Buyer. Seller and Buyer shall provide to Escrow Holder, at least one (1) day prior to the Close of Escrow, a joint statement setting forth the dollar amount of Structural Improvement Credit. The Unadjusted Purchase Price as adjusted by this Section shall be referred to as the "PURCHASE PRICE".

     4.  Payment of Purchase Price.
         -------------------------

         a.  Deposits. Seller acknowledges prior receipt from Buyer of an
             --------
initial deposit in the amount of Fifty Thousand and no/100 Dollars ($50,000.00) (the "OPTION DEPOSIT"), which Option Deposit shall be credited against the Purchase Price at the Close of Escrow. Buyer shall deposit into Escrow concurrently with the Opening of Escrow a deposit of Twenty Five Thousand and No/100 Dollars ($25,000) (the "ADDITIONAL DEPOSIT", and together with the Option Deposit, the "DEPOSITS"). Escrow Holder shall hold the Additional Deposit in such state or federally charted bank as

Seller may select and in such interest-bearing account(s) as Seller deems appropriate. The Deposits, together with interest accrued thereon on and after the Opening of Escrow, shall be applied in full against the Purchase Price at the Close of Escrow.

          b.   Balance of Purchase Price.  Subject to the satisfaction of, or
               -------------------------
Buyer's waiver of, the Buyer Closing Conditions, Buyer shall deposit into Escrow on or before the Closing Date the balance of the Purchase Price.

     5.   Cancellation.  Buyer may cancel this Agreement on or before 5:00 p.m.,
          ------------
PST, March 13, 1998, in Buyer's sole and complete discretion, for any or no reason. Notwithstanding the foregoing, in the event of the failure of any of the conditions of Buyer (set forth in Section 6, below), Buyer may either waive such failure or terminate this Agreement, in which event Escrow shall be canceled. In the event of cancellation or termination of this Agreement as described in this
Section 5, Escrow shall be canceled, Buyer's Additional Deposit and interest thereon (less one-half the escrow costs) shall be returned to Buyer, and neither Buyer nor Seller shall have any further obligation.

     6.   Close of Escrow and Buyer's Conditions.  Close of Escrow shall be
          --------------------------------------
subject to the following conditions which are for Buyer's benefit only. Buyer may waive any or all of the conditions in its sole discretion, but only in writing. Seller shall diligently attempt to achieve the satisfaction of these conditions without undue delay. If any of these conditions has not been met, then, unless waived by Buyer, Escrow Holder, upon receipt of notification from Buyer and without further instructions from Seller, shall immediately cancel the escrow and return the Additional Deposit to Buyer, less one-half of the escrow costs incurred, and neither Party shall have any further obligation, rights, or liability under this Agreement. The preliminary title report, as amended from time to time, by the title insurer, is referred to herein as the "Title Report." In the event of such cancellation Seller shall pay the other one-half (1/2) of escrow costs.

          a.  Condition of Title.
              ------------------

              Seller shall, at its expense, furnish Buyer with a preliminary title report and copies of all exceptions to title referred to therein within five (5) business days after Opening of Escrow. On or before the date (the "Title Review Date") which is twenty (20) days after the later of (i) the Opening of Escrow, (ii) the date on which Buyer receives the preliminary title report and all documents referred to in it, or (iii) the date on which Buyer receives any supplemental or amendatory report subsequently issued by the title company and the documents referred to as exceptions thereto, Buyer shall give Seller notice specifying those matters, including but not necessarily limited to, liens, easements and encumbrances, which are not acceptable conditions of title. All exceptions in the Title Report not specifically approved by Buyer within twenty (20) days after its receipt of the initial submittal and/or, as applicable, supplementary or amendatory materials shall be deemed to have been disapproved. Seller shall use its best efforts, at its cost and expense, to remove such objectionable items within thirty (30) days thereafter, and if Seller fails to remove such objectionable items within said period, and/or if the Title Policy will not be issued in the exact form approved by Buyer, Seller shall notify Buyer in writing of such fact and Buyer shall have the election to be exercised in writing within five (5) days after delivery to Buyer of such notice of Seller of either:

              (1) Terminating this Agreement, in which event Escrow Holder shall return the Additional Deposit to Buyer and all other funds and documents deposited therein to the Party depositing the same;

              (2) Granting Seller an extension of time in order to effect said cure; or

              (3) Accepting the Property subject to the objectionable items.

Notwithstanding anything to the contrary set forth in this Section 5(a), Buyer acknowledges that the following title exceptions which appear in the Title Report as item number B is deemed approved by Buyer. Seller shall cause the Title Policy to be issued in form approved by Buyer.

         b.   Reconveyances. Seller shall, at its expense, cause the
              -------------
reconveyance of any and all trust deeds or mortgages which may encumber the Property and all claims which any lender may assert against the Property.

         c.   Documents to be Provided by Seller to Buyer. Not later than ten
              -------------------------------------------
(10) days after the Opening of Escrow, Seller shall deliver, cause to be delivered or make available to Buyer the following documents which Seller currently has in its possession:

              (1) Financial information from Property operations for the three
(3) calendar years and year-to-date, including, without limitation, income and expense statements (if any), sales tax reports (if any), utility bills, maintenance records, real and personal property taxes, insurance policies and notices of corrective work;

               (2) A schedule of all permits, authorizations, licenses or entitlements, including, without limitation, copies of notices of violations of any kind or nature relating to the Property and delivered to Seller or the Property within three (3) years immediately preceding the date of this Agreement;

               (3) A schedule of all management agreements, service contracts, equipment leases, employment agreements, rights to parking spaces, franchise agreements, patents, licenses, contract rights, transferable warranties and guaranties, concessions, lease agreements that are known by Seller to exist and copies of all such documents in the possession of or reasonably available to Seller;

               (4) A schedule of any Personal Property that is subject to lease, lease purchase or purchase financing;

               (5) Written evidence that Seller has obtained all necessary approvals required under Seller's organizational documents to enter into and consummate this Agreement;

               (6) Copies of all permits, certificates of occupancy and approvals to construct all improvements that are in Seller's possession or reasonably available to Seller; and

               (7) Copies of all environmental, structural, energy conservation, seismic or asbestos reports, studies or tests of the Property that are in Seller's possession and are reasonably available to Seller.

All items delivered pursuant to this Section 6(c) and not specifically disapproved by Buyer within twenty (20) days after its receipt of the initial submittal and/or, as applicable, supplementary or amendatory materials shall be deemed to have been approved. Seller shall use its best efforts, at its cost and expense, to remove, correct and/or address such objectionable items within thirty (30) days thereafter to the satisfaction of Buyer, which shall not be unreasonably withheld, and if Seller fails to remove, correct and/or address such objectionable items within said period to the satisfaction of Buyer, Seller shall notify Buyer in writing of such fact and Buyer shall have the election to be exercised in writing within five (5) days after delivery to Buyer of such notice of Seller of either:

                    (i) Terminating this Agreement, in which event Escrow Holder shall return the Additional Deposit to Buyer and all other funds and documents deposited therein to the Party depositing the same;

                    (ii) Granting Seller an extension of time in order to effect said cure; or

          (iii)  Accepting the Property subject to the objectionable items.

     d.  Personal Property.  Not later than ten (10) days after the Opening of
         -----------------
Escrow, Seller shall deliver to Buyer the Tangible Personal Property List, which shall be current as of the day prior to delivery to Buyer. At Close of Escrow, Seller shall transfer its right, title and interest in and to the Tangible List by execution and delivery into Escrow of a bill of sale in the form attached hereto as Exhibit "C". All Personal Property to be conveyed by Seller to Buyer shall be free and clear from any security interest or other encumbrances.

     e.  Contracts and Miscellaneous Interests. Not later than ten (10) days
         -------------------------------------
after the Opening of Escrow, Seller shall deliver to Buyer the Contract and Miscellaneous Interest List, which shall be current as of the day prior to delivery to Buyer. At Close of Escrow, Seller shall transfer and assign to Buyer the Contracts and Miscellaneous Interests set forth on the Contract and Miscellaneous Interest List, and Buyer shall assume all of Seller's obligations under such Contracts and Miscellaneous Interests accruing from and after the Closing Date by executing and delivering into Escrow an assignment and assumption of contracts in the form attached hereto as Exhibit "D".

     f.  Continuing Representations and Warranties.  All representations and
         -----------------------------------------
warranties of Seller shall be true and accurate when made and at the time of closing, and Seller shall not have breached any covenant or obligation herein undertaken.

     g.  Seller's Other Deliveries into Escrow. Seller shall deliver into Escrow
         -------------------------------------
prior to the Close of Escrow (i) a grant deed for the Real Property and Improvements in the form attached hereto as Exhibit "E"; (ii) an affidavit sworn to by the Seller's president to the effect that Seller is not a "foreign person" as that term is defined in Section 1445 of the Internal Revenue Code; and (iii) such other documents and items required by Escrow Holder to close the Escrow.

  7. Liquidated Damages. BUYER RECOGNIZES THAT SELLER'S PROPERTY WILL BE REMOVED FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT. BOTH PARTIES AGREE THAT IF BUYER MATERIALLY BREACHES ITS OBLIGATIONS UNDER THIS AGREEMENT AND SUCH BREACH RESULTS IN BUYER'S FAILURE TO CLOSE ESCROW, SELLER SHOULD BE ENTITLED TO COMPENSATION FOR THE DETRIMENT DESCRIBED ABOVE, BUT THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF SELLER'S ACTUAL DAMAGE. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED BELOW, THE PARTIES AGREE THAT IN THE EVENT OF SUCH DEFAULT, SELLER SHALL RETAIN, AS ITS SOLE REMEDY, $25,000 OUT OF BUYER'S ADDITIONAL DEPOSIT AND COPIES OF ALL ENGINEERING AND ARCHITECTURAL WORK COMPLETED BY AND BELONGING TO BUYER AS LIQUIDATED DAMAGES FOR SUCH DETRIMENT

                  /s/ James E. McNulty          /s/ Elton Alderman
                  --------------------          ------------------
                  Seller's Initials             Buyer's Initials

    8.    Seller's Representations, Covenants, Warranties and Obligations.
          ---------------------------------------------------------------

          a. Seller shall not impede any efforts of Buyer in obtaining zoning, map, specific plan, environmental, landscape and lighting district, capital improvements assessment district, and/or Community Facilities District formation (including affirmative vote where necessary), and building approval favorable to Buyer's contemplated plan of development for the Property; Seller shall not be required to spend any money in fulfilling this obligation.

          b. Seller knows of no encumbrances on title or rights not disclosed by public record and/or the Title Report approved by Buyer, and is not aware of the presence of any hazardous, toxic, or radioactive material on the Property. Seller agrees Buyer and/or its agents may make all disclosures and file all reports which may be required by law with respect to discovery of any hazardous, toxic or radioactive materials as a result of such investigations and hereby releases and holds Buyer harmless with respect to liability arising out of such disclosure.

          c. Seller knows of no threatened or pending condemnation or other governmental proceedings or any litigation against or affecting any part of the Property.

          d. Seller has not made and will not make any commitments or representations to governmental authorities, or adjoining or surrounding property owners, which would interfere with Buyer's ability to develop and utilize the Property.

          e. Seller will not allow title to the Property to become further encumbered or clouded.

          f. Seller shall not take any action or cause to be taken any action which will cause the Property to be in a condition materially different from its condition at the date of this Agreement, and shall not dump or cause to be dumped any material on the Property; in the event such occurs with Seller's permission, Seller shall remove same prior to Close of Escrow at its own cost and expense. Seller shall not enter into any agreement allowing any individual or entity, at close of Escrow, to have any right to possession of the Property except for buyer's right possession of the Property under the Lease.

          g. Seller represents and warrants that the Property is not encumbered by any obligation, written or oral, entered into by Seller, to reimburse any party of the design, analysis, or construction of improvements to the Property or the benefit of the Property which has occurred prior to the date of this Agreement.

receive its Additional Deposit, less escrow costs, or elect to proceed to closing with an equitable reduction in the purchase price for the portion of the Property condemned or to be taken at the rate of Buyer's purchase price per acre or at the condemnation value, whichever is higher, lost on account of such taking.

     13. Brokers. Seller has made brokerage arrangements with CB Commercial Real
         -------
Estate Group, Inc. and is responsible for those costs outside of Escrow, together with the brokerage costs of Lee & Associates, which represents Buyer in this transaction. Buyer is not responsible for any brokerage costs. No broker is a third party beneficiary to this agreement. Buyer and Seller both represent to each other that (except as recited in the preceding sentences) they did not use the services of any other real estate broker or person that may claim a commission or finder's fee with respect to this transaction, and each agrees to indemnify, defend, and hold the other harmless from any liability arising out of actions of the indemnifying Party that may be made against the other by any person, firm, or corporation for the payment of a commission or finder's fee in connection with this transaction.

     14. Binding Effect. This Agreement shall bind and inure to the benefit of
         --------------
the respective heirs, representatives, successors, and assigns of the Buyer and Seller.

     15. Notices. No notice, request, demand, instruction, or other document to
         -------
be given hereunder to any Party shall be effective for any purpose unless (i) personally delivered to the person at the appropriate address set forth below,
(ii) delivered by mail, sent by registered or certified mail, return receipt requested, as follows, or (iii) transmitted by facsimile machine to the facsimile number set forth below if concurrently delivered by another permissible method set forth in this Section:

     If to Buyer, to:        Prolong Super Lubricants, Inc.
                             6 Thomas
                             Irvine, California  92618
                             Attn: Thomas C. Billstein, Esq.
                             Facsimile No.:  714-587-2704

     If to Seller, to:       Huck International, Inc.
                             c/o Thiokol Corporation
                             2475 Washington Blvd.
                             Ogden, Utah  84401-2398
                             Attn:  Jeff Hall
                             Facsimile No.: 801-629-2420

     Notices which are personally delivered as set forth above shall be deemed effective upon such delivery. Notices which are mailed as set forth above shall be deemed to have been given on the fifth day following deposit of same in any United States Post Office mailbox in the state to which the notice is addressed or on the third day following deposit in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notices which are transmitted by facsimile machine shall be deemed delivered upon telephonic confirmation of receipt of the same.

      16.  Time. Time is of the essence for each provision of this Agreement of
           ----
which time is a factor.

      17. Attorneys' Fees. In the event of any action or proceeding, including
          ---------------
an arbitration or a reference pursuant to Section 638 et seq., of the Code of
                                                      ------
Civil Procedure brought by either Party against the other under this Agreement, the prevailing Party shall be entitled to recover all costs and expenses including the actual fees of its attorneys incurred for prosecution, defense, consultation, or advice in such action or proceeding.

      18.  Computation of Periods.  All periods of time referred to in this
           ----------------------
Agreement shall include all Saturdays, Sundays, and state or national holidays, unless the period of time specifies business days, provided that if the date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday, or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday, or state or national holiday.

      19. Interpretation. The Parties hereto acknowledge and agree that each has
          --------------
been given the opportunity to review this Agreement with legal counsel independently, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. The Parties have equal bargaining power, and intend the plain meaning of the provisions herein. In the event of an ambiguity in or dispute regarding the interpretation of same, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist or against the draftsman. The laws of the State of California shall be used to interpret this Agreement.

      20. Survivability.  All covenants of Buyer or Seller which are intended
          -------------
hereunder to be performed in whole or in part after Close of Escrow and all representations, warranties, and indemnities by either Party to the other, shall survive Close of Escrow and delivery of the deed, and be binding upon and inure to the benefit of the respective Parties.

     21.  Authority of Parties.  Any corporation signing this Agreement, and
          --------------------
each agent, officer, director, or employee signing on behalf of such corporation, but in his individual capacity, represents and warrants that said Agreement is duly authorized by and binding upon said corporation. Any individual signing this Agreement on behalf of a partnership or business entity other than a corporation represents that such other entity has power and authority to enter into this Agreement, and by such person's act is bound hereby.

     22.  Incorporation of Exhibits by Reference.  All exhibits referred to in
          --------------------------------------
this Agreement are hereby incorporated herein and are an integral part hereof as if set forth in the body of this Agreement.

     23.  Integration.  This Agreement is the complete and total understanding
          -----------
of the parties and all negotiations, offers, promises and other discussions between the parties are merged herein. This Agreement may only be modified in writing signed by both parties hereto.




                           [signature page follows]

                [signature page to Purchase and Sale Agreement]

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Agreement as of the date first above written.

"SELLER"                               "BUYER"

HUCK INTERNATIONAL, INC.,              PROLONG SUPER LUBRICANTS,
a Delaware corporation                 INC., a Nevada corporation

By: /s/ James E. McNulty               By: /s/ Elton Alderman
   --------------------------             ---------------------------
Name:   James E. McNulty               Name: PROLONG SUPER LUBRICANTS
     ------------------------               -------------------------
Its: Executive Vice President          Its:  PRESIDENT
     ------------------------               -------------------------
     Thiokol Corporation




                                     "S-1"

                                  Exhibit "A"
                      to the Purchase and Sale Agreement

                      Legal Description of Real Property
                      ----------------------------------

                                  (attached)

                                  Exhibit "A"
                     Legal Description of Real Property
                     ------------------------------------

Parcel 15 in the City of Irvine, County of Orange, State of California, as shown on a Parcel Map filed in book 112, pages 17 to 25 inclusive of Parcel Maps, in the office of the County Recorder of said County.

Except any and all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known, geothermal steam, and all products derived from any of the foregoing, that may be within or under the and, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from the land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines; without however, the right to drill, mine, store, explore and operate through the surface or the upper 500 feet of the subsurface of the land, as reserved in the deed from The Irvine Company, a Michigan Corporation, successor by merger with Irvine Industrial Complex, a Corporation, recorded August 8, 1979 in book 13260 page 763 of Official Records.

                                  Exhibit "B"
                      to the Purchase and Sale Agreement

                     Escrow Holder's General Instructions
                     ------------------------------------

                                  Exhibit "B"
                     Escrow Holder's General Instructions
                     ------------------------------------

GENERAL PROVISIONS
------------------

1. All prorations and adjustments called for in this escrow are to be made on the basis of a 30 day month unless otherwise instructed in writing. You are not responsible for any payment, adjustment or proration of Homeowner's Association (or similar) charge, fee or unrecorded lien unless set forth in the escrow instructions.

2. The phrase "close of escrow" (or COE or CE) as used in this escrow means the date on which documents are recorded, unless otherwise specified.

3. Recordation of any instruments delivered through this escrow, if necessary or proper for the issuance of the policy of title insurance called for, is authorized.

4. You are authorized and instructed to furnish a copy of these instructions, any amendments thereto and/or final closing statement to the Real Estate Broker representing any of the parties in this transaction, also to any lender holding or contemplating a loan against the subject property. You are not required to submit any title report issued in connection with this escrow to any party or agent unless directed to do so by written mutual instructions. You may, however, do so without incurring liability to any party for such submissions. You are hereby authorized to submit such reports to any proposed lender.

5. All funds received in this escrow shall be deposited with other escrow funds in a general escrow account or accounts of Commonwealth Land Title Company, with any state or national bank, and may be transferred to any other such general escrow account or accounts. All disbursements shall be made by check of Commonwealth Land Title Company. Commonwealth Land Title Company shall not be responsible for any delay in closing if funds received by escrow are not available for immediate withdrawal.

6. These instructions shall become effective as an escrow only upon receipt thereof by Escrow Holder as signed by all parties thereto and acceptance by Escrow Holder.

7. You shall not be responsible or liable in any manner whatsoever for the sufficiency or correctness as to form, manner of execution or validity of any documents deposited in escrow, nor as to the identity, authority or rights of any person executing the same, either as to documents of record or those handled in this escrow. Your duties hereunder shall be limited to the safekeeping of such money and documents received by you as escrow holder, and for the disposition of the same in accordance with the written instructions accepted by you in this escrow. You shall not be liable for any of your acts or omissions done in good faith, nor for any claims, demands, losses or damages made, claimed or suffered by any party to this escrow, excepting such as may arise through or be caused by your willful (neglect) or (gross) misconduct. You shall not be required to take any action in connection with the collection, maturity or apparent outlaw of any obligations deposited in this escrow, unless otherwise instructed.

8. You are to be concerned only with the directives specifically set forth in the escrow instructions and amendments thereto, and are not to be concerned or liable for items designated as "memoranda" in the within escrow instructions. Any amendments of or supplements to any instructions affecting this escrow must be in writing. Signatures on any documents and instructions pertaining to this escrow indicate the signer's unconditional approval thereof.

9. You are not to be concerned with any questions of usury in any loan or encumbrance involved in the processing of this escrow and you are hereby released from any responsibility or liability therefor.

10. If there is no written activity by a principal delivered to this escrow within any six-month period after the time limit date as set forth in the escrow instruction or written extension thereof, your agency obligation shall terminate at your option and all documents, monies or other items held by you shall be returned to the respective parties depositing same, less fees and charges herein provided.

11. Upon receipt of any conflicting or unilateral instructions, other than cancellation instructions described in paragraph 16 below, you are no longer obligated to take any further action in connection with this escrow until further concurring instructions are received from the principals to this escrow.

12. In the event of failure to pay fees or expenses due you hereunder on demand, I agree to pay a reasonable fee for any attorney's services which may be required to collect such fees or expenses.

13. The parties hereto acknowledge that they have been advised that title companies and Escrow Holders are not authorized to give legal advice and that if they desire legal advice they should consult an attorney.

14. Any funds abandoned or remaining unclaimed, after good faith efforts have been made by the escrow holder to return same to the party(ies) entitled thereto, shall be assessed a custodian fee of $25.00 per month. After three years the amount thereafter remaining unclaimed may escheat to the State of California.

15. You shall have no responsibility of notifying me or any of the parties to this escrow of any sale, resale, loan, exchange or other transaction involving any property herein described or of any profit realized by any person, firm or corporation in connection therewith, regardless of the fact that such transaction(s) may be handled by you in this escrow or in another escrow.

16. If a demand to cancel is submitted after the time limit date, any principal so requesting you to cancel this escrow shall file notice of demand to cancel in your office in writing. You shall within five (5) working days thereafter mail by certified mail one copy of such notice to each of the other principals at the addresses stated in this escrow. Unless written objection thereto is filed in your office by a principal within fifteen (15) calendar days after date of such mailing, you are authorized to cancel this escrow. If written objection is filed with you, you are authorized to hold all money and documents in this escrow and take no further action until otherwise directed, either by the principals mutual written instructions or by final order of a court of competent jurisdiction. If this is a sale escrow, you may return lender's papers and/or funds upon lender's demand.

17. In the event of cancellation of this escrow, the fees and charges due Commonwealth Land Title Company including expenditures incurred or authorized shall be borne by the parties hereto unless otherwise specifically agreed to or determined by a court of competent jurisdiction.

18. In the event of cancellation of this escrow, you are authorized to demand payment of your charges and, on payment thereof, return documents and monies to the respective parties depositing same or for whose benefit an unconditional deposit was made; and to void executed instruments.

19. The principals hereto understand and acknowledge that you, as escrow holder, have the absolute right at your election to file an action in interpleader in a court of competent jurisdiction requiring the principals to answer and litigate their several claims and rights among themselves and you are authorized to deposit with the clerk of the court all documents and funds held in this escrow. In the event such action is filed, the principals jointly and severally agree to pay your cancellation charges and costs, expenses, reasonable attorney's fees which you are required to expend or incur in such interpleader action, the amount thereof to be fixed and judgement to be rendered by the court. Upon the filing of such action, you shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this escrow.

                                  Exhibit "C"
                      to the Purchase and Sale Agreement

                             Form of Bill of Sale
                             --------------------

                                  [attached]

                                 BILL OF SALE
                                 ------------

     This BILL OF SALE is made as of ________________, 1998 (the "Effective Date") by Huck International, Inc., a Delaware corporation ("Transferor"), in favor of Prolong Super Lubricants, Inc., a Nevada corporation (the "Transferee").

     Transferor has agreed to transfer to the Transferee the tangible and intangible personal property owned by Transferor and comprising, relating or otherwise attendant to the real property described on Attachment "1" attached hereto (the "Property").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor and the Transferee agree as follows:

     Transferor does hereby transfer, assign and deliver to Transferee, all of its right, title and interest in and to (i) all security deposits and other refundable tenant deposits relating to the Property; (ii) the tangible personal property owned by Transferor and located on the Property and used by it in connection with the leasing, management, maintenance, repair and operation of the Property, including without limitation the tangible personal property described on Attachment "2" attached hereto; and (iii) the intangible personal property owned by Transferor and used by it in connection with the operation of the Property, including without limitation the intangible personal property described on Attachment "3" attached hereto but excluding contractual rights.

     This Bill of Sale shall be governed and construed in accordance with the laws of the state in which the Property is located.

     IN WITNESS WHEREOF, Transferor has executed this Bill of Sale as of the Effective Date.


                                 "TRANSFEROR"

                                 HUCK INTERNATIONAL, INC.,
                                 a Delaware corporation

                                 By: _______________________________
                                 Name: _____________________________
                                 Its:_______________________________

                                 ATTACHMENT 1
                              TO THE BILL OF SALE

                               Legal Description
                               -----------------

                                 ATTACHMENT 2
                              TO THE BILL OF SALE

                          Tangible Personal Property
                          --------------------------

                                     [TBD]

                                 ATTACHMENT 3
                              TO THE BILL OF SALE

                         Intangible Personal Property
                         ----------------------------

                                     [TBD]

                                  Exhibit "D"
                      to the Purchase and Sale Agreement

                Form of Assignment and Assumption of Contracts
                ----------------------------------------------

                                  [attached]

                            ASSIGNMENT OF CONTRACTS
                            -----------------------

     For value received, the receipt and adequacy of which is hereby acknowledged, HUCK INTERNATIONAL, INC., a Delaware corporation ("Assignor") hereby assigns to PROLONG SUPER LUBRICANTS, INC., a Nevada corporation ("Assignee"), all of Assignor's right, title and interest in and to the contracts and miscellaneous interests listed on Attachment "1" attached hereto. By such assignment, Assignor delegates to Assignee all of Assignor's duties and obligations under such contracts arising from and after the "Effective Date" (defined below).

     By executing this assignment, Assignee agrees to assume and perform all duties and obligations of Assignor under such contracts arising from and after the date hereof.


Dated:               , 1998 (the "Effective Date").
       --------------

                                       "ASSIGNOR"

                                       HUCK INTERNATIONAL, INC.,
                                       a Delaware corporation

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                            -----------------------------------


                                       "ASSIGNEE"

                                       PROLONG SUPER LUBRICANTS, INC.,
                                       a Nevada corporation

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                            -----------------------------------

                                Attachment "1"
                        to the Assignment of Contracts

                  Contracts and Miscellaneous Interests List
                  ------------------------------------------

                                  Exhibit "E"
                      to the Purchase and Sale Agreement

                              Form of Grant Deed
                              ------------------

                                  [attached]

RECORDING REQUESTED BY




AND WHEN RECORDED RETURN TO,
AND MAIL ALL TAX STATEMENTS TO:

Prolong Super Lubricants, Inc.
6 Thomas
Irvine, California  92618
Attn:__________________________


________________________________________________________________________________
                                           [space above line for Recorder's Use]

                                  GRANT DEED
                                  ----------

          FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, HUCK INTERNATIONAL, INC., a Delaware corporation ("Grantor"), hereby grants to PROLONG SUPER LUBRICANTS, INC., a Nevada corporation ("Grantee"), the following described real property in the City of Irvine, County of Orange, State of
California:

     See Attachment "1" attached hereto and incorporated herein by reference.

SUBJECT TO:

     1.   Non-delinquent real and personal property taxes and assessments.

     2.   The lien of supplemental taxes, if any, assessed pursuant to Chapter
3.5 of the California Revenue and Taxation Code.

     3. All covenants, conditions, restrictions, easements, liens, encumbrances, claims, rights and other matters recorded as a matter of public record.

     IN WITNESS WHEREOF, Grantor has caused its name to be affixed hereto and this instrument to be executed by its general partner thereunto duly authorized.


Dated: ________________________, 1998

                                  "GRANTOR"

                                  HUCK INTERNATIONAL, INC.,
                                  a Delaware corporation

                                  By:__________________________________
                                  Name:________________________________
                                  Its:_________________________________

                                Attachment "1"
                                 to Grant Deed

                       Legal Description - Real Property
                       ---------------------------------

STATE OF CALIFORNIA         )
                            ) ss.
COUNTY OF ________________  )


          On _____________________, 199__, before me, the undersigned, appeared ___________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

          WITNESS my hand and official seal.



                                          ----------------------------
                                          Notary Public